EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-85896) and Form S-8 (File No. 33-78592, File No. 333-69913, File No. 333-79445, File No. 333-37912, File No. 333-79503, File No. 333-62078 and File No. 333-76488) of D&E Communications, Inc. of our report dated March 11, 2004, on our audits of the consolidated financial statements of Pilicka Telefonia Sp. z o.o. which appears in this Form 10-K.

PricewaterhouseCoopers Sp. z o.o.

Warsaw, Poland

March 11, 2004